Exhibit 5

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Bermuda Office
Canon's Court
22 Victoria Street
PO Box HM 1179
Hamilton HM EX
Bermuda

Tel +1 441 295 2244
Fax +1 441 292 8666

applebyglobal.com

Bermuda
British Virgin Islands
Cayman Islands
Hong Kong
Jersey
London
Mauritus

                                                                         e-mail:
                                                     erobinson@applebyglobal.com
                                                                    direct dial:
                                                                   Tel  298 3268
                                                                   Fax  298 3374
Securities and Exchange Commission
100 FStreet, NE
Washington DC 20549
USA
                                                                       your ref:

                                                                    appleby ref:
                                                                   ERM/124997.50


                                                                  26 August 2008


Dear Sirs


Willis Group Holdings Limited (the "Company")

We have acted as legal counsel in Bermuda to the Company in connection with the filing of the S-8 Registration to register 8,000,000 of the Company's common shares of par value US$0.000115 each (the "Shares"), available for issue under the Plan (as defined herein). The Company has requested that we provide this opinion in connection with the S-8 Registration.

For the purposes of this opinion we have examined and relied upon the documents listed, and in some cases defined, in the Schedule to this opinion (the "Documents").

Assumptions

In stating our opinion we have assumed:

         (a) the authenticity, accuracy and completeness of all Documents examined by us submitted to us as originals and the conformity to authentic original documents of all Documents and other such documentation submitted to us as certified, conformed, notarised, faxed or photostatic copies;

         (b)      that each of the  Documents  which was received by  electronic
                  means  is  complete,   intact  and  in  conformity   with  the
                  transmission as sent;

         (c)      the genuineness of all signatures on the Documents;

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                                              Securities and Exchange Commission
                                                                  26 August 2008
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         (d)      the  authority,  capacity  and  power  of each of the  persons signing the Documents (other than the Company);

         (e) that any representation, warranty or statement of fact or law, other than as to the laws of Bermuda made in any of the Documents is true, accurate and complete;

         (f} that the Resolutions are in full force and effect, have not been rescinded, either in whole or in part, and accurately record the resolutions passed by the Baud of Directors of the Company and Shareholders in meetings which were duly convened and at which a duly constituted quorum was present and voting throughout and that there is no matter affecting the authority of the Directors to effect entry by the Company into the Subject Agreements, not disclosed by the Constitutional Documents or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein;

         (g) that the records which were the subject of the Company Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Company Search been materially altered; and

         (h) that the records which were the subject of the Litigation Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Litigation Search been materially altered.


Opinion


Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:


         (1) The Company is an exempted company incorporated with limited liability and existing under the laws of Bermuda. The Company possesses the capacity to sue and be sued. in its own name and is in good standing under the faws of Bermuda.


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                                              Securities and Exchange Commission
                                                                  26 August 2008
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         (2)      All  necessary  corporate  action  required to be taken by the
                  Company in connection with the issue by the Company of the Shares pursuant to Bermuda law has been taken by or on behalf of the Company, and all necessary approvals of Governmental authorities in Bermuda have been duly obtained for the issue by the Company of the Shares.

         (3) When issued pursuant to the Resolutions and delivered against payment therefor in the circumstances referred to or summarised in the S-8 Registration and the Plan, the Shares will be validly issued, fully paid and non-assessable shares in the capital of the Company.


         (4) There are no taxes, duties or other charges payable to or chargeable by the Government of Bermuda, or any authority or agency thereof in respect of the issue of the Shares.

Reservations

We have the following reservations:


         (a) We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof,

         (b) Searches of the Register of Companies at the office of the Registrar of Companies and of the Supreme Court Causes Book at the Registry of the Supreme Court are not conclusive and it should be noted that the Register of Companies and the Supreme Court Causes Book do not reveal:

         (i) details of matters which have been lodged for filing or registration which as a matter of best practice of the Registrar of Companies or the Registry of the Supreme Court would have or should have been disclosed on the public file, the Causes Book or the judgment Book, as the ease may be, but for whatever reason have not actually been filed or registered or are not disclosed or which, notwithstanding filing or registration, at the date and time the search is concluded are for whatever reason not disclosed or do not appear on the public file, the Causes Book or judgment Book;

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                                              Securities and Exchange Commission
                                                                  26 August 2008
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         (ii)     details of matters which should have been lodged for filing or registration at the Registrar of Companies or the Registry of the Supreme Court but have not been lodged for filing or registration at the date the search is concluded;

         (iii) whether an application to the Supreme Court for a winding-up petition or for the appointment of a receiver or manager has been prepared but not yet been presented or has been presented but does not appear in the Causes Book at the date and time the search is concluded;

         (iv) whether any arbitration or administrative proceedings are pending or whether any proceedings are threatened, or whether any arbitrator has been appointed; or

         (v) whether a receiver or manager has been appointed privately pursuant to the provisions of a debenture or other security, unless notice of the fact has been entered in the Register of Charges in accordance with the provisions of the Act.

         (c) In order to issue this opinion we have carried out the Company Search as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.

         (d) In order to issue this opinion we have carried out the Litigation Search as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.

         (e) In paragraph (1) above, the term "good standing" means that the Company has received a Certificate of Compliance from the Registrar of Companies.

         (f) Any reference in this opinion to shares being "non-assessable" shall mean, in relation to fully paid shares of the Company and subject to any contrary provision in any agreement in writing between such company and the holder of

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                                              Securities and Exchange Commission
                                                                  26 August 2008
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         such shares, that no shareholder shall be bound by an alteration to the
         Memorandum of Association or Bye--laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.


Disclosure

This opinion is addressed to you in connection with the filing by the Company of the S-8 Registration with the United States Securities and Exchange Commission. We consent to the inclusion of this opinion as an exhibit to the S-8 Registration.

This opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Bermuda law, It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.


Yours faithfully

/s/ Appleby
--------------------
Appleby

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                                              Securities and Exchange Commission
                                                                  26 August 2008
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                                    SCHEDULE


1. The entries and filings shown in respect of the Company on the file of the Company maintained in the Register of Companies at the office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search conducted on 25 August 2008 (the "Company Search").

2. The entries and filings shown in respect of the Company in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search conducted on 25 August 2008 (the "Litigation Search").

3. Certified copies of the Memorandum of Association and Bye-Laws of the Company (collectively referred to as the "Constitutional Documents").

4. Certified copy of minutes of the Annual General Meeting of the Company held on 23 April 2008 together with a certified copy minutes of the meeting of the Board of Directors of the Company held on 23 July 2008 (together "the "Resolutions").

5. A Certificate of Compliance, dated 20 August 2008 issued by the Registrar of Companies in respect of the Company.

6. A copy of the Registration Statement on Form S-8. filed by the Company on 26 August 2008 with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933 (the "S-8 Registration").

7. A copy of the Willis Group Holdings Limited 2008 Share Purchase and Option Plan (the "Plan").

8. A copy of the letter of permission dated 1 May 2001 issued by the Bermuda Monetary Authority in relation to the Company and a copy of the general permission of the Bermuda Monetary Authority dated 1 June 2005 (together the "Permission").

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